                                                                   EXHIBIT 10.13

                            LEASE AMENDING AGREEMENT

      THIS AGREEMENT made as of the 1st day of December, 1991.

B E T W E E N:


                   SINFONIA INVESTMENTS LIMITED


                   (hereinafter called the "Landlord")

                                                      OF THE FIRST PART

                     - and  -


                   DELPHAX SYSTEMS INC., DMC DEVELOPMENT CORPORATION,
                   DS HOLDINGS, INC. and OLYMPUS CORPORATION OF AMERICA carrying on business in partnership as DELPHAX SYSTEMS

                   (hereinafter called the "Tenant")
                                                     OF THE SECOND PART
WHEREAS:

A. By a lease (the "Base Lease") dated the 27th day of June, 1986, the Landlord leased to the Tenant, and the Tenant leased from the Landlord, certain premises consisting of approximately 67,010 square feet located in the building municipally known as 5030 Timberlea Boulevard, Mississauga, Ontario (the "Building") for a term of seven (7) years, three (3) months and twenty-five (25) days to be computed from August 6, 1986 and from thenceforth next ensuing and fully to be completed and ended on November 30, 1993, upon the terms and conditions more particularly set out therein.

B. By a lease amending agreement (the "Lease Amending Agreement") made as of and effective from October 22, 1987, the Landlord leased to the Tenant, and the Tenant leased from the Landlord, the balance of the Building (the entire Building being hereinafter referred to as the "Leased Premises") for a term fully to be completed and ended on November 30, 1993, upon the terms and conditions more particularly set out therein.

C. The Tenant has requested, and the Landlord has agreed to, an extension of the term of the Base Lease, as amended by the Lease Amending Agreement (the "Lease"), upon the terms and conditions hereinafter set forth.

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree with each other as follows:

1. Paragraph 2 of the Lease and paragraphs 1, 2 and 3 of the Lease Amending Agreement are deleted and the following substituted therefore:

      "The Landlord hereby demises and leases unto the Tenant the Leased Premises containing approximately 178,878 square feet for and during the period of fifteen {15) years (the "term") to be computed from December 1, 1991 and from thenceforth next ensuing and fully to be completed and ended on November 30, 2006."

2. (a) Paragraph 4 of the Lease and paragraphs 4, S, 6 and 7 of the Lease Amending Agreement are deleted and the following substituted therefore:

          "YIELDING AND PAYING THEREFOR yearly and every year throughout the term hereby granted without deduction or set-off whatsoever, the following:

      The parties hereto agree that the fees and expenses of the arbitrator shall be borne by them equally. The fees and expenses of any other persons retained to provide services in respect of the arbitration shall be borne by the party retaining them.

      (b) If the Tenant has duly and regularly paid the annual minimum rent and any additional rent under the Lease and has duly and regularly observed and performed each of its other obligations under the Lease, then the Tenant will have the option to renew the Lease for a further period of five (5) years (the "Second Renewal Term") upon the same terms and conditions as are contained in the Lease except for the further right of renewal and except for the annual minimum rent which is to be mutually agreed upon between the parties, and based upon ninety (90%) percent of the then current fair market rental rate for similar lands and premises in the vicinity. Such fair market rental will be determined without regard to any of the leasehold improvements or trade fixtures installed by the Tenant, by predecessor tenants or by the Landlord on behalf of the Tenant. Furthermore, in determining fair market rent, such rent shall be net of any tenant inducements or similar allowances then being paid by landlords for equivalent premises in the area. If the parties fail to agree upon the annual minimum rent payable for the Second Renewal Term on or before the date which is three (3) months prior to the expiration of the First Renewal Term, then the annual minimum rent will be determined by arbitration pursuant to the provisions of the Arbitrations Act (Ontario). The decision of the arbitrator shall be final and binding upon the parties. Submission to arbitration pursuant to this paragraph shall be a condition precedent to the bringing of any action with respect to this paragraph. In no event, however, will the annual minimum rent payable during the Second Renewal Term be less than the annual minimum rent payable during the last year of the First Renewal Term. In order to validly exercise the second option to renew, the Tenant must give the Landlord written notice at least six
            (6) months prior to the expiration of the First Renewal Term.

3. The following shall be added to paragraph 6(g)(i) of the Lease:

                  "Notwithstanding anything herein contained to the contrary, the Tenant has the right to sub-lease or part with possession of up to fifty (50%) percent of the area of the Building, in the aggregate, without the Landlord's consent. If the Tenant wishes to sub-lease or part with possession of more than fifty (50%) percent of the Building, in the aggregate, the provisions in the paragraph 6(g)(ii) will continue to apply."

4. Paragraph 10 of the Lease is deleted and the following substituted therefore:

            (a) All installations, alterations, additions, partitions and fixtures other than trade or tenants fixtures in or upon the demised premises, whether placed there by the Tenant or the Landlord, shall be the Landlord's property upon the termination of this lease without compensation therefore to the Tenant and shall not be removed from the demised premises at any time either during or after the term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the Tenant's installations, alterations, additions, partitions or fixtures, or anything in the nature of leasehold improvement made or installed by the Tenant.

            (b) Upon termination of this lease by effluxion of time or otherwise:

                  (i) the Tenant will, upon the request of the Landlord, forthwith, and at its sole expense, remove partitions installed by it as well as its chattels and trade fixtures, including, without limitation, all equipment, installations, machinery, containers, clean rooms electrical drops and warehouse racking;

                  (ii) the Tenant shall be permitted to remove its chattels and trade fixtures; if the Tenant does not remove its trade fixtures at the expiration or earlier termination of this lease, such trade fixtures, at the option of the Landlord, are to become the Landlord's property and may be removed from the demised premises and sold or otherwise disposed of by the Landlord.

         (c) The Tenant shall have the right to make non-structural alterations and installations (the "alterations") to the demised premises at its own expense from time to time during the term of this lease or any renewal thereof, provided that it has delivered to the Landlord working drawings and specifications of such alterations and subject to the prior written consent of the Landlord to such alterations, which consent is not to be unreasonably withheld or unduly delayed. The Tenant shall, in no event, have any obligation to remove the leasehold improvements installed by Delamere & Williams Company Limited at the end of the term of this lease or renewal thereof. The Landlord acknowledges that such alterations shall include, without limitation, the installation of additional storm and sanitary drains under the flooring of the demised premises for purposes of servicing the Tenant's laboratories and "clean rooms", and the creation of doors and other openings in the concrete wall between Units 1, 2 and 3 of the building. In addition to the foregoing, any alterations made by the Tenant shall be subject to the following:

                  (i) all of such alterations shall comply in all respects with any and all laws, by-laws, regulations, ordinances and requirements of the City of Mississauga, Region of Peel or any other governmental agency or department; and

                  (ii) the Landlord shall not be liable in any way whatsoever for any damages, demands, suits, costs or expenses in connection with such alterations and the Tenant agrees to indemnify and save the Landlord harmless in connection therewith.

         (d) The Tenant shall, in the case of any installation or removal, either during or at the end of the term of this lease, make good any damage caused to the demised premises by the installation or removal of any such alterations, decorations, additions, improvements, partitions, chattels or trade fixtures.

5. The following paragraphs shall be added to the Lease:


      (a) (i) "If at any time during the Term and any renewals, the Landlord wishes to sell the Leased Premises, it shall first, before any such sale, deliver a notice to this effect (the "Sale Notice") to the Tenant. The Sale Notice shall contain an offer to sell the Leased Premises to the Tenant on terms set out in the Sale Notice (such price and terms being called the "Sale Terms"). The Sale Terms shall include the Landlord's requested price, amount of deposit required, proposed closing date (which shall be between sixty (60) and one hundred and twenty (120) days), whether the Landlord is prepared to accept a mortgage back in partial satisfaction of the purchase price and the interest rate and term of such mortgage, if applicable, details of any mortgage to be assumed in part satisfaction of the purchase price, and any other information reasonably necessary to permit the Tenant to prepare an offer to purchase the Leased Premises. Thereupon, the Tenant may, within the sixty (60) day period after receipt of the Sale Notice (the "Option Period") deliver an offer to purchase incorporating the Sale Terms.

            If before the end of the Option Period the Tenant fails to elect to accept the offer contained in the Sale Notice, or the Tenant advises the Landlord in writing that it does not wish to accept the offer contained in the Sale Notice, the Landlord shall have the right to offer the Leased Premises for sale to a third party and accept a purchase price (the "Proposed Purchase Price") which is not more than five (5%) percent less than the price set forth in the Sale Notice. If the Proposed Purchase Price is more than five (5%) percent less than the price set forth in the Sale Notice, the Landlord shall so notify the Tenant in writing and the Tenant shall have five (5) business days to elect in writing to agree to purchase the Leased Premises at the Proposed Purchase Price. If the Landlord does not enter an agreement of purchase and sale within one hundred and eighty (180) days after the Option Period has expired, the Landlord shall not proceed with any sale of the Leased Premises without again complying with this paragraph.

            (ii) If the Landlord receives and accepts an unsolicited offer (the "Offer") from a bona fide third party (the "Offeror") to purchase the Leased Premises, it shall first, before any such sale deliver a notice to this effect to the Tenant with a true copy of the Offer attached (the "Offering Notice"). Thereupon, the Tenant may, within the five (5) day period after receipt of the Offering Notice (the "Option Period") deliver notice (the "Election Notice") to the Landlord that the Tenant elects to purchase the Leased Premises upon the terms and conditions contained in the Offer, which purchase shall be completed within forty-five (45) days following expiry of the Option Period or within such longer period of time as may be provided for in the Offer.

            If before the end of the Option Period, the Tenant fails to deliver the Election Notice to the Landlord, the Landlord shall be entitled to sell the Leased Premises to the Offeror on financial terms not more favourable than those contained in the Offer, provided such sale is completed within one hundred and eighty (180) days after the Option Period has expired. If no sale is completed within such one hundred and eighty (180} day period, the Landlord shall not proceed with any sale of the Leased Premises without again complying with this paragraph.

            (iii) The Landlord has advised the Tenant that beneficial ownership of the Leased Premises is held by various co-owners for whom the registered owner is a trustee. Subparagraphs (a)(i) and (a)(ii) do not apply to either transfers of interest amongst the co-owners of the Leased Premises or to any transfer by a co- owner of its interest in the Leased Premises (it being understood and agreed that concurrent individual transfers by the co-owners to the same purchaser or to purchasers not acting at arm's length shall be deemed a sale of the entire Leased Premises)."

         (b) "The Landlord covenants and agrees to supply, install and construct in respect of the Leased Premises, at the sole cost and expense of the Tenant, those items specifically referred to in Schedule "A" hereto (the "Work") in a good and workmanlike manner. The details of the Work as set out in Schedule "A" hereto shall be subject to revisions if required by the Building Department of the City of Mississauga provided that such revisions are mutually acceptable to the Landlord and Tenant. The Work will be commenced within thirty (30) days after the issuance of the required building permit and thereafter completed with all reasonable diligence. The Landlord agrees to apply for the required building permit within thirty (30) days after execution of this Lease Amending Agreement.

         In this regard, the Landlord will:

                  (i) engage and direct all architects, designers, engineers and other consultants reasonably necessary for the preparation of the drawings, plans and specifications (the "Plans") for the Work. The Landlord will submit the Plans to the Tenant for its written approval prior to commencement of the Work;

                  (ii) be responsible for obtaining any necessary permits, licences or approvals for the Work from all agencies, utilities and governmental authorities having jurisdiction over the Leased Premises;

                  (iii} pre-qualify contractors and prepare a list of recommended bidders for approval by the Tenant;

                  (iv) prepare all documents for the purpose of calling tenders for the Work;

                  (v) receive and analyze tenders and make recommendations to the Tenant for the awarding of a construction contract on a stipulated price basis;

                  (vi) prepare and arrange for the execution of a Stipulated Price Contract (CCDC Form #2), ensuring that all legal requirements are complied with and that all bonds are provided where required; and

                  (vii) supervise the construction of the Work ensuring that the Work is executed and completed in accordance with the Plans.

         The out-of-pocket fees and expenses incurred by the Landlord (excluding any amounts attributable to the Landlord's overhead and profit) with respect to items (i) through (vi) are referred to herein collectively as the "Pre-Construction Costs". The Tenant has approved a maximum expenditure of the Pre-Construction Costs of $20,000.00 (exclusive of any fees payable for the issuance of a building permit for the Work) in the aggregate. The Landlord will obtain prior approval in writing from the Tenant for any expenditures in excess of $20,000.00. It is understood and agreed that the contract price set forth in the Stipulated Price Contract shall be exclusive of all Pre-Construction Costs, and that both parties shall have the right to approve all tender documents and the final cost of the Work before any contracts are awarded.

         The Tenant shall pay the Landlord for the total cost of the Work (which includes the Pre-Construction Costs) at Tenant's election either:

                  (i) by paying directly to the contractor the amount showing on invoices presented to it (subject to required statutory holdbacks) after having been approved and certified for payment by the Landlord or its architect; or

                  (ii) by reimbursing the Landlord for all payments made by the Landlord in connection with the Work within thirty (30) days after presentation to the Tenant of the original invoice, evidence of its payment and evidence that the Landlord has maintained the required statutory holdbacks.

         In no event shall the Landlord charge the Tenant for goods and services tax ("GST") calculated on the cost of the Work, other than as reimbursement of GST charged by other parties to the Landlord for goods and services supplied by such other parties.

         If any construction liens are registered against the Leased Premises in connection with the Work, then provided that Tenant has paid the amounts due and owing under clauses (i) or (ii) above, the Landlord shall be solely responsible for discharging such liens and shall indemnify and hold Tenant harmless from all costs and expenses incurred by Tenant (including legal fees) as a result thereof.

         (c) "The Lease and all of the rights of the Tenant hereunder are, shall at all times be subject and subordinate to any and all mortgages, trust deeds, charges or liens resulting from any method of financing or refinancing, or any renewals or extensions thereof, now or hereafter enforced against the lands and the Building comprising the Leased Premises. Upon the request of the Landlord, the Tenant will subordinate the Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deed or charges or liens resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof.

         The obligation of the Tenant to subordinate or attorn as aforesaid is conditional upon the Landlord:

                  (i) using its best efforts to obtain from the existing mortgagee; and

                  (ii) obtaining from any future holder of any mortgage or charge or other security, including the existing mortgagee in the event of any renewal of current loans or supplemental security being granted, an agreement not to disturb the occupation and possession of the Tenant of the Leased Premises so long as the Tenant shall perform all of the terms, covenants, conditions, agreements, provisions and provisos contained in the Lease."

6. Paragraphs 31, 36 and 37 of the Lease are deleted.

7. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged, and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless if contrary intention is expressed herein, have the same meaning as they have in the Lease.

8. It is agreed that if either the Landlord or the Tenant shall require notice of this Lease Amending Agreement to be registered in the Land Registry Office, then such notice shall be prepared and registered at the expense of the Tenant, and in accordance with the regulation governing such notice as may appear from time to time under the provisions of the Land Titles Act, R.S.O. 1990, and amendments thereto, together with regulations, and both parties agree to execute such notice upon request.

9. The within agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, as the case may be.

      IN WITNESS WHEREOF the Landlord has executed this Agreement at Toronto, Ontario this 6th day of May, 1992.

                                                    SINFONIA INVESTMENTS LIMITED

                                                    Per :  /SIGNATURE/
                                                          ---------------------
                                                    Name:
                                                    Title:

      IN WITNESS WHEREOF the Tenant has executed this Agreement at Mississauga, Ontario this 6th day of May, 1992.

                                                    DELPHAX SYSTEMS,
                                                    a Partnership, by its
                                                    Authorized Signing Officer

                                                    Per :  /SIGNATURE/
                                                          ---------------------
                                                    Name: Alex Cimochowski

                                  SCHEDULE `A'

1. CONSTRUCT A 6" (150MM) DIAMETER CITY WATER SUPPLY AND A 10" (250MM) DIAMETER SANITARY DRAIN ON THE WEST SIDE OF 5040 TIMBERLEA BLVD. CONNECTIONS TO BE AS PER PROJ. NO. 1-298 DRAWING M-1 (ATTACHED). PREPARED BY J. D. HUBBERT AND ASSOCIATES (ISSUED JAN. 1991).

2. CONSTRUCT A NEW FRONT LOBBY, DRIVEWAY ENTRANCE AND LANDSCAPING AT 5030 TIMBERLEA BLVD., AS PER PROJECT NO. 9125, DRAWINGS A1, A2, A3 AND L1 (ATTACHED). PREPARED BY SELIGMAN AND MESBUR (ISSUED DEC. 4, 1991).

3.    INSTALL ADDITIONAL STORM CATCH BASIN IN NEW DRIVEWAY IN FRONT OF NEW
      LOBBY.

4. NEW DELPHAX SIGNAGE NEXT TO FRONT LOBBY AS PER PROS. NO. 9125, DRAWING SK-1. PREPARED BY SELIGMAN AND MESBUR.

                            LEASE AMENDING AGREEMENT

                                 B E T W E E N:

                          SINFONIA INVESTMENTS LIMITED

                                     - and -

                                 DELPHAX SYSTEMS

                             File '87/3582- S3C0805
                                     CGS:s3

                                GOODMAN AND CARR
                                   Suite 2300
                              200 King Street West
                                Toronto, Ontario
                                     M5H 3W5

                            LEASE AMENDING AGREEMENT

      THIS AGREEMENT made as of and effective from the 22nd day of October, 1987.

B E T W E E N:


                           SINFONIA INVESTMENTS LIMITED,
                           ----------------------------
                           (hereinafter called the "Landlord")

                                                    OF THE FIRST PART;


                           - and -

                           DELPHAX SYSTEMS,
                           ----------------
                           (hereinafter called the "Tenant")

                                                   OF THE SECOND PART.


WHEREAS:

A. By a lease dated the 27th day of June, 1986 (the "Lease"), the Landlord leased to the Tenant and the Tenant leased from the Landlord certain premises consisting of approximately sixty-seven thousand and ten (67,010) square feet (the "demised premises") located in the building municipally known as 5030 Timberlea Boulevard, Mississauga, Ontario (the "Building") as outlined in red on a sketch attached to the Lease as Schedule "A", for and during a term of seven
(7) years, three (3) months and twenty-five (25) days to be computed from the 6th day of August, 1986 and from thenceforth next ensuing and fully to be completed and ended on the 30th day of November, 1993, upon the terms and conditions more particularly set out therein.

B. The Landlord has agreed to lease to the Tenant additional premises in the Building comprising approximately forty thousand (40,000) square feet (the "First Additional Premises") as outlined in red on the sketch attached to this Agreement as Schedule "A", upon the terms and conditions hereinafter set forth.

C. The Landlord has agreed to lease to the Tenant further additional premises in the Building comprising approximately five thousand, four hundred and thirty-two (5,432) square feet (the "Second Additional Premises") as outlined in green on the sketch attached to this Agreement as Schedule "A", upon the terms and conditions hereinafter set forth.

D. The Landlord has agreed to lease to the Tenant further additional premises in the Building comprising approximately sixty-six thousand, four hundred and thirty-six (66,436) square feet (the "Third Additional Premises") as outlined in blue on the sketch attached to this Agreement as Schedule "A", upon the terms and conditions hereinafter set forth.

      NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree with each other as follows:

1. The Landlord hereby demises and leases unto the Tenant the First Additional Premises containing approximately forty thousand (40,000) square feet as shown outlined in red on the sketch attached hereto as Schedule "A" for and during the period of six (6) years and one (1) month to be computed from the 1st day of November, 1987 and thenceforth next ensuing and fully to be completed and ended on the 30th day of November, 1993 (the "First Additional Premises Term"), upon the same terms and conditions as are contained in the Lease subject to the provisions of this Agreement.

2. The Landlord hereby demises and leases unto the Tenant the Second Additional Premises containing approximately five thousand, four hundred and thirty-two (5,432) square feet as shown outlined in green on the sketch attached hereto as Schedule "A" for and during the period of five (5) years and eleven (11) months to be computed from the 1st day of January, 1988 and thenceforth next ensuing and fully to be completed and ended on the 30th day of November, 1993 (the "Second Additional Premises Term"), upon the same terms and conditions as are contained in the Lease subject to the provisions of this Agreement.

3. The Landlord hereby demises and leases unto the Tenant the Third Additional Premises containing approximately sixty-six thousand, four hundred and thirty-six (66,436) square feet as shown outlined in blue on the sketch attached hereto as Schedule "A" for and during the period commencing on the earlier of
(a) November 1, 1989; and (b) the date which is at least fifteen (15) days after delivery by the Landlord to the Tenant of written notice advising the Tenant of such commencement date, and from thenceforth next ensuing and fully to be completed and ended on the 30th day of November, 1993 (the "Third Additional Premises Term."), upon the same terms and conditions as are contained in the Lease subject to the provisions of this Agreement.

4. During the First Additional Premises Term, the Tenant shall pay annual minimum rent to the Landlord in respect of the First Additional Premises as follows:

         (a) during the period from and including October 1, 1987 to and including November 30, 1988, One Hundred and Forty Thousand Dollars ($140,000.00) per annum in equal consecutive monthly installments of Eleven Thousand, Six Hundred and Sixty-six Dollars and Sixty-six Cents ($11,666.66) each in advance on the first day of each and every calendar month during such period, based upon a rental rate or Three Dollars and Fifty Cents ($3.50) per square root or the rentable area or the First Additional Premises; and

         (b) during the period from and including December 1, 1988 to and including November 30, 1993, One Hundred and Seventy Thousand Dollars ($170,000.00) per annum in equal consecutive monthly installments of Fourteen Thousand, One Hundred and Sixty-six Dollars and Sixty-six Cents ($14,166.66) each in advance on the first day of each and every calendar month during such period, based upon a rental rate of Four Dollars and Twenty-Five Cents ($4.25) per square root or the rentable area or the First Additional Premises.

5. During the Second Additional Premises Term the Tenant shall pay annual minimum rent to the Landlord in respect of the Second Additional Premises as follows:

         (a) during the period from and including January 1, 1988 to and including November 30, 1988, Nineteen Thousand and Twelve Dollars ($19,012.00) per annum in equal consecutive monthly installments of One Thousand, Five Hundred and Eighty-four Dollars and Thirty-three Cents ($1,584.33) each in advance on the first day of each and every calendar month during such period, based upon a rental rate of Three Dollars and Fifty Cents ($3.50) per square foot of the rentable area of the Second Additional Premises; and

         (b) during the period from and including December 1, 1988 to and including November 30, 1993, Twenty-three Thousand and Eighty-six Dollars ($23,086.00) per annum in equal consecutive monthly installments of One Thousand, Nine Hundred and Twenty-three Dollars and Eighty-three Cents ($1,923.83) each in advance on the first day of each and every calendar month during such period, based upon a rental rate of Four Dollars and Twenty-five Cents ($4.25) per square foot of the rentable area of the Second Additional Premises.

6. Subject to Paragraph 7 hereof, during the Third Additional Premises Term the Tenant shall pay annual minimum rent to the Landlord in respect of the Third Additional Premises as follows:

      (a) during the period from and including the commencement of the Third Additional Premises Term to and including November 30, 1988, Two Hundred and Thirty-two Thousand, Five Hundred and Twenty-six Dollars ($232,526.00) per annum in equal consecutive monthly installments of Nineteen Thousand, Three Hundred and Seventy-seven Dollars and Seventeen Cents ($19,377.17) each in advance on the first day of each and every calendar month during such period, based upon a rental rate of Three Dollars and Fifty Cents ($3.50) per square foot of the rentable area of the Third Additional Premises; and

      (b) during the period from and including December 1, 1988 to and including November 30, 1993, Two Hundred and Eighty-two Thousand, Three Hundred and Fifty-three Dollars ($282,353.00) per annum in equal consecutive monthly installments of Twenty-three Thousand, Five Hundred and Twenty-nine Dollars and Forty-two Cents ($23,529.42) each in advance on the first day of each and every calendar month during such period, based upon a rental rate of Four Dollars and Twenty-five Cents ($4.25) per square foot of the rentable area of the Third Additional Premises.

7. (a) Notwithstanding the foregoing, for clarification the Landlord acknowledges that in no event shall the Tenant be required to pay any amount in respect of the First Additional Premises, including without limitation minimum annual rent or additional rent, until both vacant possession of the First Additional Premises and the commencement of the First Additional Premises Term have occurred.

      (b) Notwithstanding the foregoing, for clarification the Landlord acknowledges that in no event shall the Tenant be required to pay any amount in respect of the Second Additional Premises, including without limitation minimum annual rent or additional rent, until both vacant possession of the Second Additional Premises and the commencement of the Second Additional Premises Term have occurred.

      (c) Notwithstanding the foregoing, for clarification the Landlord acknowledges that in no event shall the Tenant be required to pay any amount in respect of the Third Additional Premises, including without limitation minimum annual rent or additional rent, until both vacant possession of the Third Additional Premises and the commencement of the Third Additional Premises Term have occurred.

8. Notwithstanding anything to the contrary contained in the Lease or this Agreement, from and after the commencement of the Third Additional Premises Term and during the period that the Tenant is the sole tenant of the Building, the Tenant shall be entitled to the exclusive use of all common driveways, parking areas and parking spaces located on the lands and adjacent to the Building, in accordance with and subject to the terms and conditions contained in the Lease.

9. Paragraph 37 or the Lease is hereby amended by deleting the words "save as to further renewal and" in the fourth line and by inserting the following additional subparagraph:

      "In addition to the foregoing option to renew, the Tenant shall have the right, when not in default, to renew the term of the Lease, as amended by this Lease Amending Agreement dated October 22, 1987, on the same terms and conditions for two further terms of five (5) years each, upon the same terms and conditions except for any further right of renewal and except as to the rental rate, which Shall be mutually agreed upon, but in no event less than the rates paid in the last year of the first renewal term or the second renewal term, as the case may be. The Tenant agrees to notify the Landlord in writing of its intention to renew the term at least twelve
      (12) months and no later than nine (9) months prior to the expiration of the first renewal term or the second renewal term, as the case may be. If the Landlord and the Tenant fail to agree upon such rates within one hundred and twenty (120) days prior to the expiration of the first renewal term or the second renewal term, as the case may be, then the rental rate during the renewal period shall be determined by binding arbitration in accordance with Paragraph 25 hereof. In the event the Tenant elects to proceed with such arbitration proceedings, then the arbitrator or arbitrators shall assess the rent during the renewal on the basis of rents for similar premises in the area excluding consideration of the Tenant's trade fixtures or leasehold improvements."

10.   The Lease is amended by adding the following paragraph:


      "38. Notwithstanding anything contained to the contrary herein, from and including the commencement of the Third Additional Premises Term, to and including November 30, 1993, the Tenant shall pay all costs and expenses relating to its occupation of the Building and business operations conducted therein, including, without limitation, all taxes (as set out in Paragraph 6(b)(i)), business taxes (as set out in Paragraph 6(b)(v)), utilities and other costs related thereto (as set out in Paragraph 6(b)(vi) and (vii)), insurance (as set out in Paragraph 6(j)) and Operating Costs (as set out in Paragraph 7). At the sole option of the Landlord, any or all of the foregoing amounts may be payable either to the Landlord upon demand or directly to any governmental authority, utility service or other party in accordance with invoices presented to the Tenant by the Landlord or received by the Tenant directly."

11. The Landlord and the Tenant hereby acknowledge and agree that this Agreement and all of the amendments to the Lease referred to herein are conditional upon the Landlord obtaining, on or before November 15, 1981, either:

      (a) a binding agreement between the Landlord and TNT Canada Inc., the existing tenant of the First Additional Premises, the Second Additional Premises and the Third Additional Premises, whereby TNT Canada Inc. agrees to vacate the First Additional Premises, the second Additional Premises and the Third Additional Premises on or before the commencement date of the First Additional Premises Term, the Second Additional Premises Term and the Third Additional Premises Term, respectively; or

      (b) vacant possession of the First Additional Premises, the Second Additional Premises and the Third Additional Premises on or before the commencement date or the First Additional Premises Term, the Second Additional Premises Term and the Third Additional Premises Term, respectively.

      Notwithstanding the foregoing, in the event that the Landlord has not satisfied the foregoing condition on or before November 15, 1987, the date set for satisfaction of the condition may be extended by mutual agreement in writing between the parties. In the event that the Landlord has not satisfied the condition on or before the date set out above, as extended from time to time, then this Agreement shall be null and void and of no further force and effect.

12. The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease and other provisions contained in this Agreement.

13. The Tenant shall, at its expense, promptly execute such further documentation with respect to the demised premises and the Lease to give effect to this Agreement as the Landlord reasonably requires from time to time.

14. Any and all costs, legal or otherwise, incurred by the Landlord with respect to any breach by the Tenant of this Agreement shall be borne entirely by the Tenant and the Tenant hereby covenants to promptly indemnify and save harmless the Landlord from and against any and all costs so incurred.

15. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

16. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

      IN WITNESS WHEREOF the Landlord has duly executed this Agreement this ___ day of __________ , 1987.

SIGNED SEALED AND DELIVERED         SINOFONIA INVESTMENTS LIMITED
     in the presence of:            (Landlord)
                                    Per:
                                         --------------------
                                    Per:    /signature/
                                         --------------------

      IN WITNESS WHEREOF the Tenant has duly executed this Agreement this ___ day of __________ , 1987.

SIGNED SEALED AND DELIVERED         DELPHAX SYSTEMS, a partnership of
     in the presence of:            ZIDAX CORPORATION,
                                    DMC DEVELOPMENT CORPORATION and
                                    DS HOLDINGS, INC

                                    Per:     /signature/
                                         --------------------
                                         Gary Sharpe, President and
                                         Chief Executive Officer

                             {SCHEDULE "A" diagram}

THIS INDENTURE made the 27th day of JUNE, 1986


IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT


B E T W E E N:   SINFONIA INVESTMENTS LIMITED, a corporation incorporated under the laws of the Province of Ontario, hereinafter called the "Landlord"

                                    OF THE FIRST PART;

                  -and -

                  DELPHAX SYSTEMS,

                  hereinafter called the "Tenant"

                                    OF THE SECOND PART.



WITNESSETH:

1. (a) That in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord doth demise and lease unto the Tenant that designated portion containing approximately 67,010 square feet shown outlined in red on a sketch attached hereto and marked as Schedule "A" of the building erected upon the lands and premises situate, lying and being in the City of Mississauga, in the Regional Municipality of Peel, and being more particularly described in Schedule "B" annexed hereto, including in the demised premises the windows and exterior walls and to the centre of interior walls thereof (hereinafter referred to as the "demised premises" or "leased premises");


      (b) The Tenant shall have the right at all times with others entitled thereto (subject to the right of the Landlord from time to time in its discretion to be reasonably exercised to designate those parts of the parking areas which are to be utilized by the Tenant) to use the common driveways and parking areas appurtenant thereto, provided that the Landlord shall have the right to make such changes and improvements or alterations as the Landlord may, from time to time, decide in respect of the common outside areas, including the right to change the location and layout of the parking areas, however, Landlord agrees that it will not during the term or any renewal thereof decrease the total number of parking spaces available to the Tenant below the number available to the Tenant at the commencement of the term save and except any decrease resulting from any order or requirement by any governmental authority. All parking places shall be subject to this lease and reasonable rules and regulations made by the Landlord, where applicable from time to time. The Landlord covenants that it will not, during the term of this lease, rent or grant any rights to park in the parking areas to any party who is not a tenant or occupant of the building of which the demised premises form a part. The Landlord further acknowledges that it will not do anything to prohibit the tenant's employees from parking automobiles on the pavement located to the East of the building of which the demised premises form a part and upon the lands outlined in green on Schedule "A", provided that any such parking shall:

      (i) not interfere with the shipping or deliveries of other tenants or occupants of the building of which the demised premises form a part;

      (ii)  not block or impede any access to the building or any fire route;
            and

      (iii) be in strict compliance with any applicable law, order, by-law, ordinance or rules and regulations of any governmental authority.

      Landlord agrees that the Tenant shall throughout the term hereof and any renewal thereof be entitled to exclusive use of its Proportionate Share of the parking spaces located on all the lands shown on Schedule "A"* provided that any enforcement of the exclusive use shall be the sole responsibility of the Tenant. The Tenant's "Proportionate Share" means the ratio the area of the demised premises bears to the total leaseable area of the building or buildings (exclusive of basement) on the lands shown on Schedule "A". Tenant shall throughout the term be entitled:

      (i) to place "reserved" or other identifying signs on spaces it is entitled to use;

      (ii) to further sign the property to indicate its parking area as it deems necessary;

      (iii) to require the Landlord to exercise any rights it has against the tenant or tenants occupying the balance of the lands to compel the abutting tenant or tenants to cease interfering with the Tenant's parking rights provided that such exercise shall be at the sole cost of the Tenant and Tenant shall have the right to select any method or solicitors to be used in such enforcement proceedings and shall indemnify the Lessor against any damages or costs arising therefrom so long as such damages or costs are not the result of any act or omission of the Landlord.

Tenant shall have the right to request the Landlord, in accordance with Clause l(b) of Landlord's lease with TNT Canada Inc. ("TNT"), to give TNT notice designating the location of TNT's parking in an area of the land abutting the space occupied by it, such designation to reflect the Tenant's Proportionate Share entitlement.

2. (a) To have and to hold the demised premises for and during the term (hereinafter called the "term") of seven (7) years, three (3) months and twenty-five (25) days to be computed from the 6th day of August, 1986, and from thenceforth next ensuing and fully to be completed and ended on the 30th day of November, 1993.

      (b) Provided that if, due to the failure of the Landlord to complete construction or to make available the services which the Landlord is hereby obligated to furnish, the demised premises or any part thereof are not ready for occupancy on the date of commencement of the term, no part of the rent or only the proportionate part thereof in the event that the Tenant shall occupy a part of the demised premises, shall be payable for the period prior co the date when the entire demised premises are ready for occupancy, and the full rent shall accrue only after such last-mentioned date, and the Tenant hereby agrees to accept any such abatement of rent in full settlement of all claims which the Tenant might otherwise have by reason of the demised premises not being ready for occupancy on the date of commencement of the term. Provided, further, however, that when the Landlord has completed construction of the demised premises and made available the aforesaid services, the Tenant shall not be entitled to any abatement of rent for any delay in occupancy due to the Tenant's failure to complete the installations and other work required for its purposes, or due to any other reason, nor shall the Tenant be entitled to any abatement of rent for any delay in occupancy if the Landlord has been unable to complete construction of the demised premises by reason of the Tenant's failure to complete the installation and other work required for its purposes. A letter of the Landlord's architect as to the date of completion of construction of the demised premises or as to the date upon which the Landlord would have been able to complete construction of the demised premises, but for the aforesaid delay of the Tenant and the availability of the aforesaid services to be furnished by the Landlord shall be conclusive and binding and rent shall become payable from such date.

3. The Tenant shall use and occupy the demised premises only for office, warehousing, light manufacturing and assembly, laboratory and testing facilities (including "clean room" facilities) and uses incidental thereto. The Tenant shall be permitted to store hazardous materials, substances and chemical wastes provided chemical wastes shall not be stored for periods in excess of one (1) week and the Tenant shall be further permitted to discharge chemical wastes, solvents or acids into the sewer system provided that such storage and discharge shall comply with all governmental requirements and shall not create a nuisance. The Tenant agrees to repair any damage to the sewer system at 5030 Timberlea Boulevard caused by the aforesaid discharges forthwith. All installations for the treatment of chemicals and other wastes shall be subject to prior approval of the Landlord, which approval shall not be unreasonably withheld and subject to compliance with governmental requirements. The Tenant agrees that it will indemnify the Landlord against any claims or actions brought against the Landlord by third parties including governmental authorities and arising as a result of the Tenant's use of the demised premises and the business carried on therein. The Tenant covenants that it will not use or permit to be used any part of the demised premises for any other purpose and will not cause or maintain any nuisance in, at or on the demised premises or cause or permit the demised premises to be used for the purpose of any bankrupt, liquidation or auction sale.

4. YEILDING AND PAYING THEREFOR yearly and every year throughout the term hereby granted without any deduction whatsoever, the following sums:

      (a) during the period from and including August 6th, 1986, to and including November 30, 1988, Two Hundred and Thirty-Four Thousand, Five Hundred and Thirty-Five Dollars ($234,535.00) of lawful money of Canada to be paid in advance in equal, consecutive monthly installments of Nineteen thousand, Five Hundred and Forty Dollars ($19,540.00) each on the 1st day of each month in each year during such period based upon the rate of Three Dollars and Fifty Cents ($3.50) per square foot of the rentable area of the demised premises and together with all additional rent hereinafter reserved; and

      (b) during the period from and including December 1, 1988, to and including November 30, 1993, Two Hundred and Eighty-Four Thousand, Seven Hundred and Ninety-Two Dollars and Fifty Cents ($284,792.50) of lawful money of Canada to be paid in advance in equal, consecutive, monthly installments of Twenty-Three Thousand, Seven Hundred and Thirty-Two Dollars and Seventy-One Cents ($23,732.71) each on the 1st day of each month in each year during such period based upon the rate of Four Dollars and Twenty-Five Cents ($4.25) per square foot of the rentable area of the demised premises and together with all additional rent hereinafter reserved.

If the term commences on any day other than the first or ends on any other day other than the last day of the month, rent for the fractions of a month at the commencement and at the end of the term shall be adjusted pro rata.

5. All payments required to be made by the Tenant under or in respect of this lease shall be made to the Landlord at the Landlord's office at Samuel Sarick Limited, 95 Barber Greene Road, Suite 305, Don Mills, Ontario, M3C 2A2, or to such agent or agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct in writing to the Tenant.

      Landlord acknowledges receipt of Fifty-Two Thousand Dollars ($52,000.00) on account of rent due for the first three months of the term.

6. The Tenant covenants with the said Landlord;

      (a) To pay rent, as aforesaid;

      (b) (i) Tenant will, as additional rent in each and every year, during the said term, pay and discharge its Proportionate Share of (which, for the purposes of this Lease, shall mean the fraction, the numerator of which shall be the area of the leased premises and the denominator of which shall be the total leaseable area of the building of which the leased premises forms a part (the "Proportionate Share")), all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the said lands and the said buildings in and upon which the demised premises are situate and without limiting the generality of the foregoing, every other tax, charge, rate, assessment or payment , which may become a charge or encumbrance upon or levied or collected upon or in respect of the said lands and buildings of which the demised premises form a part, whether charged by any municipal, parliamentary or other body during the term hereby demised (which rates, taxes, etc. may hereinafter collectively be referred to as the "taxes");

            (ii) As an alternative to the above, the parties hereto agree that the Landlord may, in its sole discretion and at its option, base the Tenant's Proportionate Share of taxes for which the Tenant is responsible as hereinbefore set forth, upon the value of the demised premises as compared to the value of the lands described in Schedule "B" and the buildings situate thereon from time to time, as may be made available firstly by the relevant municipal authorities through separate assessments of the demised premises and the said lands and buildings, or, secondly, as may be ascertained through the realty or business tax assessment rolls of the City of Mississauga, or thirdly, in the event that there shall not be separate assessments available as aforesaid, the Tenant shall pay a share of the said taxes, which may be levied or assessed by any lawful authority against the lands, buildings and improvements, including common outside areas and facilities forming part of the lands and premises of which the demised premises form a part as aforesaid, as allocated to the demised premises by the landlord. The Landlord shall allocate all such taxes as aforesaid levied or assessed against the lands and premises of which the demised premises form a part, firstly, with respect to the said outside common areas and facilities and secondly with respect to premises intended for leasing and the Landlord shall make a further allocation of such taxes as between each of the individual premises intended for leasing on an equitable basis, having regard, amongst other things, to the various uses of the premises intended for leasing comprising the whole of the lands and premises of which the demised premises form a part as aforesaid. In making such allocation, the Landlord shall, at all times, act reasonably and as would a prudent owner and in no event shall taxes collected by the Landlord from all tenants of the buildings situate on the lands described in Schedule "B" of which the demised premises for a part, exceed one hundred percent (100%) of such taxes as may be levied by the relevant taxing authority in any given year.

                  It is agreed that in the event separate assessments for realty tax purposes and separate realty tax bills are issued by the relevant taxing authority with respect to the demised premises and the Tenant's Proportionate Share, as hereinbefore defined, of realty taxes on land as contemplated under the provisions of paragraph 6(b), then, notwithstanding anything in this lease contained to the contrary, the Landlord and Tenant agree that such separate realty tax bill will be utilized in determining those realty taxes to be paid by the Tenant pursuant to the provisions of this lease.

            (iii) The Landlord will, at the commencement of this lease and thereafter on or about the 1st day of October, in each year, estimate the taxes levied against the said lands and buildings for the next ensuing year and the Tenant agrees to pay one-twelfth of the amount to be paid by it pursuant to the terms hereof in accordance with such estimate at the times at which rent is payable hereunder, commencing in the month of November in each year. Notwithstanding anything herein contained, in the event that at the time when the payment of the said taxes, whether interim or final, whether installment or otherwise, is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such taxes then due, the Tenant shall forthwith upon demand pay its Proportionate Share of the amount of any deficiency to the Landlord. When final tax bills in any year have been received, the Landlord and Tenant will adjust such payments in accordance with such final tax bill.

            (iv) Tenant shall pay to Landlord as additional rent a Proportionate Share of all business taxes, if any, from time to time payable by Landlord (or by any corporation that may provide the same) in respect of the parking areas, entrances and exits, pedestrian walkways, roadways, service areas, or any part thereof from time to time.

            (v) The Tenant shall pay, in each and every year during the term, as additional rent, and discharge within twenty (20) days after same shall become due and payable, all taxes, rates, duties and assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the demised premises (whether installed by the Tenant or by the Landlord on behalf of the Tenant) and every tax and 1icence fee in respect of any and every business carried on thereon and therein in respect of the use or occupancy thereof by the Tenant (and every subtenant or 1icencee), whether such taxes, rates, duties, assessments and 1icence fees are charged by any municipal, parliamentary, school or other body during the term hereby demised, and will indemnify and keep indemnified the Landlord from and against payment of all losses, costs, charges and expenses occasioned by, or arising from and any and all taxes which may in future be levied in lieu of such taxes, and any such loss, costs, charges and expenses suffered by the Landlord may be collected by the Landlord as rent with all rights of distress and otherwise as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon written request of the Landlord, the Tenant will properly deliver to it for inspection receipts for payment of all taxes, rates, duties, assessments and other charges in respect of all improvements, equipment and facilities of the Tenant on or in the demised premises, which were due and payable up to one month prior to such request, and in any event will furnish to the Landlord, if requested by the Landlord evidence of payments satisfactory to the Landlord before the 2lst day of January in each preceding year. If the Tenant or any subtenant or 1icencee of the Tenant shall elect to have the demised premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord, as additional rent, so soon as the amount of the separate school taxes are ascertained, any amount by which the amount of the separate school taxes exceed the amount which would have been payable for school taxes had such election not been made;

            (vi) Tenant shall pay to the Landlord each month, in addition to the rent hereby otherwise reserved, all charges for public and private utilities including, without limitation, water, gas, electrical power or energy, steam or hot water used upon or in respect of the demised premises, as estimated by the Landlord, in its discretion, payable monthly in advance, and the cost of maintenance, repairs and replacements to individual heating, air-conditioning and ventilating units for the demised premises; provided that in the event of any increase or decrease in the charges to the Landlord by the Landlord's supplier of such utilities, the Landlord may correspondingly increase or decrease the charges so estimated; provided further that if a separate meter with respect to such utilities is supplied, the Tenant shall be responsible for and pay the charges to the supplier in accordance with the meter readings for such utility. It is understood and agreed that the Landlord shall install, at its sole expense, separate meters to measure consumption of gas and hydro from the Leased Premises, if such meters are not already installed.

            (vii) The Tenant shall pay the total cost of and carry out any replacement of any electric light bulbs, tubes, starters and ballasts in the demised premises.

            (viii) Tenant shall have the right to contest, by appropriate legal proceedings, at its own expense, and so long as the Landlord is not involved in any cost, loss or penalty whatsoever, the validity of any tax rate (including local improvement rates), assessment or other charges referred to in this paragraph.

      (c) Tenant, at its own expense, shall maintain and keep the interior of the demised premises and every part thereof in good order and condition and promptly make all needed repairs and replacements (excepting reasonable wear and tear, repairs caused by structural weaknesses or defects which are the result of defects in design or construction, and repairs which are covered by the Landlord's insurance, subject to any deductible contained therein, and subject to the provisions of paragraph 16 below) and, without limiting the generality of the foregoing, the Tenant shall keep the demised premises well painted, clean and in such condition as a careful owner would do.

      (d) That it shall be lawful for the Landlord and its agents, at all reasonable times, upon reasonable notice to the Tenant and in the presence of the Tenant or its nominee, during the said term, to enter the demised premises to inspect the condition thereof. Where an inspection reveals repairs are necessary, the Landlord shall give to the Tenant notice in writing, and thereupon the Tenant will, within thirty (30) days from the date of delivery of the notice, make the necessary repairs in a good and workmanlike manner. The Landlord acknowledges that the equipment, materials and information contained or kept by the Tenant on the demised premises are confidential in nature and any information or knowledge of such matters shall be kept in strictest confidence and will not be disclosed to any other person or entity. The Landlord further covenants that no inspection by the Landlord shall be carried out by any person or party which carries on a business in competition with the Tenant.

      (e) And further, that the Tenant will, at the expiration or sooner determination of the said term, peaceably surrender and yield up unto the Landlord the said premises hereby demised with the appurtenances, together with all buildings or erections which at any time during the said term shall be made therein or thereon, in good and substantial repair and condition, subject to the exceptions contained in Paragraph 6(c) above.

      (f) That it will promptly comply with all requirements of the local Board of Health, Police or Fire Department and Municipal authorities respecting the manner in which it uses or maintains the said premises.

      (g) (i) That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the leased premises, nor mortgage or encumber this lease or the leased premises or any part thereof, or any equipment thereon, or suffer to permit the occupation of all or any part thereof by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of subparagraph (ii) of this paragraph 6(g). The consent by the Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease shall be assigned, or if the leased premises or any part thereof shall be sublet or occupied by anybody other than the Tenant, the Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to be a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the Tenant from the further performance by the Tenant of the covenants on the part of the Tenant herein contained. Notwithstanding any assignment or sublease, the Tenant shall remain jointly and severally liable on this Lease and shall not be relieved from performing any of the terms, covenants and conditions of this lease. Any assignment of the lease, if consented to by the Landlord, shall be prepared by the Landlord or its solicitors, and any and all legal costs with respect thereto shall be borne by the Tenant. Any consent granted by the Landlord shall be subject to the Tenant causing any such assignee, sublessee or occupant to execute an indenture and covenant directly with the Landlord agreeing to be bound by all of the terms contained in this lease, as if such assignee, sublessee or occupant had originally executed this lease as Tenant.

            (ii) In the event the Tenant desires to assign, sublet or part with possession of all or any part of the leased premises, or to transfer this lease in any other manner in whole or in part or any estate or interest therein, then so often as such event shall occur the Tenant shall give prior written notice to the Landlord of such desire, specifying therein the name of the proposed assignee, transferee or subtenant and such other information as the Landlord shall require and the Landlord shall within fifteen (15) days thereafter, notify the Tenant in writing either, that (i) it consents; (ii) it does not consent as aforesaid to the assignment, subletting or parting with or sharing possession, as the case may be, or (iii) it elects to cancel this Lease in preference to the giving of such consent. In the event the Landlord elects to cancel this lease as aforesaid, the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from such assigning or subletting or parting with or sharing possession or to accept the cancellation of this lease. Should the Tenant fail to deliver such notice within such period of fifteen (15) days, or should the Tenant elect to accept the cancellation of this lease, this lease will thereby be terminated upon the date which is sixty
            (60) days after the expiration of such fifteen (15) day period in accordance with the terms hereof.

            (iii) Notwithstanding the foregoing, the Landlord shall not be entitled to cancel this Lease where the Tenant desires to assign, sublet or part with possession of all or any part of the Leased Premises to:

                  A. any corporation, partnership or other form of business entity subsequently created by the Tenant to carry on all or a substantial part of the Tenant's current business operations;

                  B. any corporation, partnership or other form of business entity which is now or subsequently a component partner in the Tenant; or

                  C. any corporation which is affiliated, as such term is defined in the Business Corporations Act of Ontario, or as defined in the comparable statute of the State of Massachusetts, with any corporation, partnership or similar form of business entity referred in A or B above.

                  Provided that any consent required to be given by the Landlord in any of the situations contemplated under this Paragraph (iii) shall be given within one (1) week of delivery of written notice to the Landlord of the proposed assignment, subletting or parting with possession and such consent may not be unreasonably withheld.

                  Provided further that in no event shall the Tenant be released of liability under this Lease as a result of any assignment, subletting or parting with possession pursuant to this paragraph
            (iii).

      (h) That it will not do or omit to be done or omitted upon or about the demised premises anything which shall be or result in a nuisance or menace to the Landlord or other tenant of the building of which the demised premises form a part.

      (i) To heat the said leased premises in a reasonable manner, at its own expense, from heating equipment originally supplied by the Landlord and to maintain, keep in good repair and replace, if necessary, at its own expense, the said heating equipment. Heating of the demised premises is to be maintained by the Tenant so as to at all times protect the demised premises and their contents from damage by cold or frost.

      (j) That the Tenant will pay its Proportionate Share of all premiums with respect to insurance against loss or damage by fire, on the said buildings, improvements and equipment on, in or appurtenant to the demised premises, to be placed by the Landlord in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers under the provisions of applicable policies of insurance, but in any event, in an amount not less than ninety percent (90%) of the replacement value thereof. In the event of failure of the parties hereto to agree on such replacement value, the same shall be determined annually by a qualified appraiser designated by the Landlord and any cost of such determination shall be added to the Tenant's Proportionate Share of insurance cost as herein referred to. Such insurance policy shall contain all standard extended and supplemental coverage clauses of such insurance company which are applicable to the demised premises.

            The Tenant covenants that it will pay its Proportionate Share of all premiums with respect to insurance to be written in the name of and to be placed by the Landlord covering such other perils, if any, as are customarily insured against by landlords owning: similar properties including, without limitation, rental income insurance with a twelve (12) month period of indemnity.

            The Tenant agrees that it shall pay its Proportionate Share of all insurance premiums to be payable by it to the Landlord annually or at such other time or times as the Landlord shall hereafter direct.

            The Tenant agrees that in the event the Tenant's use and occupation of the demised premises causes any increase in premiums for fire or an other types of insurance, carried by the Landlord from time to time on the building of which the demised premises form a part, above the rate for the least hazardous type of occupancy legally permitted in the demised premises, the Tenant shall pay the additional premium on the policies aforementioned caused by reason thereof. The Tenant shall also pay in such event, any additional premium on the rent insurance policies that may be carried by the Landlord for the Landlord's protection against rent lost through fire or other casualty. If notice of cancellation shall be given respecting any insurance policy or any insurance policy on the said building or any part thereof shall be cancelled or refused to be renewed by an insurer and the Landlord is unable to obtain insurance coverage on the building or any part thereof by reason of the use or occupation of the demised premises by the Tenant, whether or not the Landlord has consented to such use and occupation, the Tenant shall have the opportunity to arrange the insurance required to be kept by the Landlord under the provisions of this Lease or, subject to the prior approval of the Landlord's mortgagee, to self insure as required. In the event the Tenant arranges the insurance for the building, the Landlord agrees to reimburse the Tenant within thirty (30) days of written request in respect of any portion of the premium or premiums attributable on an equitable basis to space leased by other tenants in the building. If the Tenant shall fail to comply with the provisions of this paragraph forthwith, the Landlord may, at its option, determine this lease forthwith by leaving upon the said premises notice in writing of its intention so to do, and thereupon rent and any other payment for which the Tenant is liable under this lease shall be apportioned and paid up in full to the date of such determination of the lease, and the Tenant shall immediately deliver up vacant possession of the said premises to the Landlord.

            Bills for such additional premiums as aforementioned shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and paid as, additional rent.

            And the Tenant will provide the Landlord with a certificate of liability insurance covering the Tenant in respect of the demised premises and its operations therein to the extent of not less than Two Million Dollars ($2,000,000.00) inclusive of all injuries or death to persons and damage to property of others arising from any one occurrence; provided that the Landlord may require the Tenant to produce a certificate of liability insurance for an amount greater than the said Two Million Dollars ($2,000,000.00) from time to time so long as the Landlord, in making such request, acts reasonably, in keeping with good business practices and as would a prudent owner of similar premises in the circumstances.

            The Tenant agrees, at its own expense, to replace any plate glass or other glass that has been broken or removed during the term of the within lease or of any renewal thereof, and will during the said term keep the plate glass fully insured, pay the premium for such insurance and provide the Landlord with a certificate of such plate glass insurance.

            All insurance policies required to be maintained by either the Landlord or the Tenant pursuant to this Section shall contain a waiver of any subrogation rights which any such insurer may have against the other party, if available, at no extra cost unless, the other party is willing to pay any additional cost required.

7.    (a)   In this paragraph 7:

            "Operating Costs" means the total amount paid or incurred regardless of when payable, whether by the Landlord or others on behalf of the Landlord, for operating and maintaining the exterior of the building of which the demised premises form a part, all of the outside common areas situate around and about the building of which the demised premises form a part in a first class condition and shall include, without limiting the generality of the foregoing, all monies paid or incurred to persons, firms, companies or corporations employed in the maintenance of the exterior of the said building or the said outside common area surrounding the said building, all costs of repairs required for such maintenance, costs of maintenance, repairs and replacement of roof, the cost of providing electricity for, repairing, maintaining and replacing all outside lighting, the cost of service contracts with independent contractors, and the total cost of operating, maintaining, cleaning (including snow and ice removal and/or clearance), supervising, insuring, policing, repairing and replacing the exterior, parking areas, common areas, landscaped areas and facilities.

      (b) During the term of this lease, the Tenant shall pay to the Landlord its Proportionate Share of operating costs. Prior to the commencement of the term of this lease and of the commencement of each fiscal period selected by the Landlord thereafter which commences during the term, the Landlord shall estimate the amount of operating costs and of the Tenant's Proportionate Share of operating costs for the ensuing fiscal period or (if applicable) broken portion thereof, as the case may be, and notify the Tenant in writing of such estimate. The amount so estimated shall be payable in equal monthly installments in advance over the fiscal period or broken portion thereof in question, each such installment being payable on each monthly rental payment date provided in paragraph 4 hereof. The Landlord may from time to time alter the fiscal period selected, in which case, and in the case where only a broken portion of a fiscal period is included within the term, the appropriate adjustment in monthly payments shall be made. From time to time during a fiscal period, the Landlord may re-estimate the amount of operating costs and the Tenant's proportionate Share thereof for such fiscal period, the Landlord shall notify the Tenant in writing of such re-estimate and fix monthly installments for the then remaining balance of such fiscal period or broken portion thereof such that, after giving credit for installments paid by the Tenant on the basis of the previous estimate or estimates, the Tenant's entire proportionate Share of Operating Costs will have been paid during such fiscal period or broken portion thereof. As soon as practicable after the expiration of each fiscal period, the Landlord shall make a final determination of operating costs and of the Tenant's Proportionate Share of Operating Costs for such fiscal period or (if applicable) broken portion thereof and notify the Tenant, and the parties shall make the appropriate re-adjustment. Tenant may not claim a re-adjustment in respect of its Proportionate Share of Operating Costs based upon any error of estimation determination or calculation thereof unless claimed in writing prior to the expiration of one year after the fiscal period to which the Operating Costs relate or prior to the expiration of one year after the final determination of such operating costs and notification thereof by the Landlord to the Tenant as hereinbefore provided, whichever shall last occur. Upon request made within a reasonable time after receipt of each such notice, the Tenant shall be entitled to inspect a statement disclosing in reasonable detail the particulars of Operating Costs and the calculation of the Proportionate Share thereof and the books and records of the Landlord pertaining thereto at the Landlord's premises and at the expense of the Tenant.

8.    Provided, and it is hereby expressly agreed:

      (a) That, in case, without the written consent of the Landlord, the demised premises shall become and remain vacant or not used for a period of thirty (30) days while the same are suitable for use by the Tenant, or be used by any other person than the Tenant, or in case the term hereby granted or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or give any bill of sale without complying with The Bulk Sales Act (Ontario), or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or any Order shall be made for the winding-up of the Tenant, then and in every such case the then current month's rent and the next ensuing three (3) months' rent shall immediately become due and payable, and, at the option of the Landlord, this lease shall cease and determine and the said term shall immediately become forfeited and void, in which event the Landlord may re-enter and take possession of the demised premises as though the Tenant or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatever.

      (b) That notwithstanding the benefit of any present or future Statute taking away or limiting the Landlord's right of distress none of the goods and chattels of the Tenant on the demised premises at any time during the said term shall be exempt from levy by distress for rent in arrears.

      (c) That, except if caused by the negligence or willful act or omission of the Landlord, or its agents, the Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other person who may be upon the demised premises or for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the demised premises and, in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or adjoining premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by or attributable to the conditions or arrangement of any electrical or other wiring or for any damage by anything done or omitted to be done by any tenant.

      (d) The Tenant will indemnify and save harmless the Landlord from any and all liabilities, fines, suits, claims, demands, costs and actions of any kind or nature whatsoever to which the Landlord shall or may become liable for, or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof, or by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof, or by reason of any injury, loss, damage or death resulting from, occasioned to or suffered by any person or persons, or any property by reason of any act, neglect or default on the part of the Tenant, or any of its agents, customers, employees, servants, contractors, licencees or invitees, in or about the demised premises or any part thereof; such indemnification in respect of any such breach, violation, non-performance, damage to property, loss, injury or death occurring during the term of this lease shall survive any termination of this lease, anything in this lease to the contrary notwithstanding.

      (e) That if the Tenant shall continue to occupy the demised premises after the expiration of this lease, with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at a monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

      (f) That the Tenant will not bring upon the demised premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the demised premises and that if any damage is caused to the demised premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair the same or pay to the Landlord the cost of making good the same.

      (g) That in the event of the Tenant failing to pay any taxes rates, insurance premiums or other charges, which it has herein covenanted to pay, or carry out any repairs, maintenance or replacements as it has herein covenanted to do, the Landlord may pay or, as herein provided perform the same, and shall be entitled to charge the sums so paid or the cost of such performance to the Tenant who shall pay them forthwith on demand; and Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums together with interest thereon (and on rent in arrears) at an annual rate of five
      (5) percentage points above the prime lending rate charged, from time to time to best-risk commercial customers, by the Head Office Branch of the Bank of Montreal, Toronto, as it might have and take for the recovery of rent in arrears under the terms of this lease shall be deemed rent.

      (h) That Tenant will keep the demised premises and every part thereof in a clean and tidy condition and will not permit waste paper, garbage, ashes or waste or objectionable material to accumulate thereon. The Tenant's obligation hereinbefore referred to shall extend to the common and other areas in and about the demised premises and in the event the Tenant does not keep such common or other areas in a clean and tidy condition as aforesaid, the Landlord may forthwith remedy the Tenant's default all at the Tenant's expense.

      (i) That all loading and unloading of merchandise, supplies, materials, garbage and other chattels shall be effected only through or by means of such doorways or corridors as the Landlord shall designate.

      (j) Whenever in this lease reference is made to the demised premises, it shall include all structures, improvements and erections in or upon the demised premises or any part thereof from time to time.

      (k) The Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this lease.

9.    The Landlord covenants with the Tenant as follows:

      (a) For quiet enjoyment.

      (b) To maintain and keep in good repair, at the expense of the Tenant as provided in paragraph 7 hereof, the commonways, parking areas and landscaped areas and to provide reasonably adequate snow clearance to permit ingress and egress to the demised premises and parking area.

      (c) To make all repairs to the roof, walls, foundation and floor of the demised premises required as a result of structural defects and arising out of defects in design or construction of the demised premises (provided that such repairs are required for the reasonable use of the demised premises by the Tenant and unless such repairs are caused or necessitated by the negligent act or omission of the Tenant or those for whom it is in law responsible, in which event the Tenant shall perform such repair at its sole cost and expense).

10. (a) Provided that the Tenant may remove its fixtures if all rent due or to become due under the terms of this lease is fully paid; provided further, however, that all installations, alterations, additions, partitions and fixtures other than trade or tenant's fixtures in or upon the demised premises, whether placed there by the Tenant or the Landlord, shall be the Landlord's property upon the termination of this lease without compensation therefore to the Tenant and shall not be removed from the demised premises at any time either during or after the term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the Tenant's installations, alterations, additions, partitions, and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant; and provided further notwithstanding anything herein contained, the landlord shall have the right upon the termination of this lease by effluxion of time or otherwise to require the Tenant to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant and to make good any damage caused to the demised premises by such installation or removal. Notwithstanding anything to the contrary contained herein, upon the expiration or earlier termination of the term or renewal term of this Lease, the Tenant shall be entitled to remove all clean rooms, electrical drops and warehouse racking installed by the Tenant and contained in the demised premises.

      (b) The Tenant shall have the right to make non-structural alterations and installations (the "alterations") to the demised premises at its own expense from time to time during the term of this lease or any renewal thereof, provided that it has delivered to the Landlord working drawings and specifications of such alterations and subject to the prior written consent of the Landlord to such alterations, which consent is not to be unreasonably withheld or unduly delayed. The Tenant shall, in no event, have any obligation to remove the leasehold improvements installed by Delamere & Williams Company Limited at the end of the term of this lease or renewal thereof. The Landlord acknowledges that such alterations shall include, without limitation, the installation of additional storm and sanitary drains under the flooring of the demised premises for purposes of servicing the Tenant's laboratories and

      "clean rooms", and the creation of doors and other openings in the concrete wall between Units 1, 2 and 3 of the building. In addition to the foregoing, any alterations made by the Tenant shall be subject to the following:

            (i) all of such alterations shall comply in all respects with any and all laws, by-laws, regulations, ordinances and requirements of the City of Mississauga, Region of Peel or any other governmental agency or department; and

            (ii) the Landlord shall not be liable in any way whatsoever for any damages, demands, suits, costs or expenses in connection with such alterations and the Tenant agrees to indemnify and save the Landlord harmless in connection therewith.

      The Tenant shall be permitted to remove its chattels and trade fixtures at the end of the term of the lease. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of this lease, such trade fixtures, at the option of the Landlord, are to become the Landlord's property and may be removed from the demised premises and sold or otherwise disposed of by the Landlord.

      All alterations, decorations, additions and improvements made by the Tenant shall immediately become the property of the Landlord without compensation therefore to the Tenant. Such alterations, decorations, additions or improvements shall not be removed from the demised premises either during or at the expiration of the term of this lease, except that: (i) the Tenant may, at the end of the term, if not in default, remove its trade fixtures, as aforesaid: and (ii) the Tenant shall, at the end of the term and at its own cost, remove all alterations, decorations, additions or improvements in or to the demised premises as the Landlord shall, at its option, require to be removed.

      The Tenant shall, in the case of every such installation or removal, either during or at the end of the term of this lease, make good any damage caused to the demised premises by the installation or removal of any such alterations, decorations, additions, improvements or trade fixtures.

11. If and whenever (i) the Tenant fails to pay any rent or other sums due hereunder on the day or dates appointed for the payment thereof; or (ii) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this lease to be observed or performed by the Tenant within seven
(7) days after receipt of written notice from the Landlord of any such failure to perform (or the Tenant within such period of seven (7) days fails to commence diligently and thereafter proceed diligently to cure any such failure to perform) then and in every such case the Landlord, in addition to any other rights or remedies it has pursuant to this lease or by law, has the immediate right of re-entry upon the demised premises and it may repossess the demised premises and enjoy them as its former estate, all without service of further notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

      The Tenant covenants and agrees that upon the Landlord becoming entitled to re-enter the demised premises under any of the provisions of this lease or otherwise, the Landlord, in addition to all other rights, shall have the right to enter the demised premises either by force or otherwise, without being liable for any prosecution therefore and to take possession of any furniture or other property on the demised premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale upon the account of the rent due under this lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

      Provided, further, that upon such re-entry by the landlord under the terms of this paragraph or any other provision or provisions of this lease, the Landlord may, in addition to any other remedies to which the Landlord may be entitled, at its option, at any time and from time to time relet the demised premises or any part or parts thereof for the account of the Tenant or otherwise and receive and collect the rents therefore, applying the same first to the payment of such expenses as the Landlord may have incurred in recovering possession of the demised premises, including the legal expenses and solicitor's fees and for putting the same into good order or condition or preparing or altering the same for re-rental and all other expenses, commissions and charges paid, assumed or incurred by the Landlord in or about reletting the premises and then to the fulfillment of the covenants of the Tenant hereunder. Any such reletting herein provided for may be for the remainder of the term as originally granted or for a longer or shorter period. In any such case and whether or not the demised premises or any part thereof be relet, the Tenant shall pay to the Landlord the rental hereby reserved and all other sums required to be paid by the Tenant up to the time of the termination of this lease or of recovery of possession of the demised premises by the Landlord, as the case may be, and thereafter, the Tenant covenants and agrees, if required by Landlord, to pay to the Landlord until the end of the term of this lease the equivalent of the amount of all the rentals hereby reserved and all other sums required to be paid by the Tenant hereunder, less the net avails of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the days herein provided for rental, that is to say, upon each of the days herein provided for payment of rental the Tenant shall pay to the Landlord the amount of the deficiency then existing.

12. Provided that during the term hereby created any person or persons may inspect the said premises and all parts thereof at all reasonable times, on producing a written order to the effect signed by the Landlord or its agents and only after providing the Tenant with twenty-four (24) hours prior written notice of such inspection and only if accompanied by an employee or other authorized agent of the Tenant, and otherwise complying with the confidentiality provisions contained in paragraph 6(d) hereof.

13. Provided that in case of removal by the Tenant of the goods and chattels of the Tenant from off the premises, the Landlord may follow the same for thirty
(30) days in the same manner as is provided for in The Landlord and Tenant Act.

14. Provided that the Landlord shall have the right during the term of this lease to place upon the demised premises a notice stating that the demised premises are for sale and shall, within six (6) months from the termination of the said term, have the right to place upon the demised premises a notice stating that the demised premises are for rent; and further provided that the Tenant will not remove such notice or permit the same to be removed.

15. Provided, and it is hereby expressly agreed, that if and whenever during the term hereby demised the building of which the demised premises form a part shall be destroyed or damaged by fire, lightning or tempest, or any of the perils normally insured against under the provisions of standard extended coverage fire insurance policies, then, and in every such event:

      (a) If the damage or destruction of the building of which the demised premises form a part renders seventy-five percent (75%) or more of the said buildings wholly unfit for occupancy or impossible or unsafe for use and occupancy, then either the Landlord or the Tenant may terminate this lease by giving to the other notice in writing of such termination, in which event, this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage, and the rent and all other payments for which the Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage.

      (b) If the damage or destruction to the said building is such that the portion of the building hereby demised is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it and if in either event the damage, in the opinion of the Landlord, to be given to the Tenant within twenty (20) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then either the Landlord or the Tenant may, within five (5) days next succeeding the giving of the Landlord's opinion as aforesaid terminate this lease by giving to the other notice in, writing of such termination, in which event this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither the Landlord nor the Tenant so terminate this lease, then the Landlord shall repair the said building with all reasonable speed to the extent only of its obligations in the original construction of same and exclusive of any work in and to the premises by the Tenant and to the extent only of the insurance proceeds actually received by the Landlord in respect of insurance maintained pursuant to this Lease, and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the demised premises.

      (c) If the damage be such that the portion of the said building hereby demised is wholly unfit for occupancy, or it is impossible or unsafe to use or occupy it but if in either event the damage, in the opinion of the Landlord, to be given to the Tenant within twenty (20) days from the date of such damage, can be repaired with reasonable diligence within one hundred and twenty {120) days from the happening of such damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good, as aforesaid, to the extent of enabling the Tenant to use and occupy the demised premises and the Landlord shall repair the damage with all reasonable speed.

      (d) If in the opinion of the Landlord the said damage can be made good as aforesaid within one hundred and twenty {120) days of the happening of such destruction or damage and the damage is such that the portion of the building demised is capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired, the rent shall abate in the proportion that the part of the portion of the building demised is rendered unfit for occupancy bears to the whole of the said portion of the building demised and the Landlord shall repair the damage with all reasonable speed (to the extent limited in subparagraph 16(b) above).

16. Landlord declares that it may assign its rights under the lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this lease or by law, without the consent in writing of such lending institution.

      The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord and at the Landlord's expense, consent to and become a party to any instrument relating to this lease which may be required by or on behalf of any purchaser, bank or mortgagee from time to time of the said premises; provided always that the right of the Tenant as hereinbefore set out be not altered or varied by the terms of such instrument or document. The Tenant agrees to provide for any such mortgagee or bank from time to time such financial material, information and statements as may reasonably be required by such bank or mortgagee.

17. The term "Landlord" as used in this lease so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the demised premises, and in the event of any transfer or transfers of ownership, the Landlord herein named, and in case of any subsequent transfers or conveyances, the then vendor or transferor, shall be automatically freed and relieved from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this lease thereafter to be performed, provided that:

      (a) Any funds in the hands of such Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this lease, shall be paid to the Tenant; and

      (b) Upon any such transfer, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this paragraph, all of the terms, covenants and conditions in this lease contained to be performed on the part of the Landlord.

      It being intended hereby that the covenants and obligations contained in this lease on the part of the Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

18. The Landlord may, at its option, provide, in a form satisfactory to the Landlord in its absolute discretion, a directory board, containing the name of the Tenant together with the names of other tenants in the building. The Tenant shall not erect or install any signs or advertising media visible from the exterior of the demised premises or window or door lettering, signs, or placards without the prior written consent of the Landlord, which consent may be arbitrarily or unreasonably withheld. It being the intention that any signs which may be erected by the Tenant, with the Landlord's prior approval as aforementioned shall be complimentary with other similar signs of other tenants in the building as to dimension and type.

19. The failure of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any such agreements, terms, covenants and conditions.

20. All additional charges due under the terms of this lease for taxes, insurance and operating costs in respect of each year of the term hereby demised shall, if necessary, be adjusted between the Landlord and the Tenant. The final calculations of such costs shall be delivered by the Landlord to the Tenant within ninety (90) days after the end of each year during the term and any payment required as a result of such adjustment shall be made within thirty (30) days thereafter.

21. Any notice, request or demand herein provided for or given hereunder, if given by the Tenant to the Landlord shall be sufficiently given if delivered or mailed by registered mail in the Municipality of Metropolitan Toronto postage prepaid to the Landlord at 95 Barber Greene Road, Suite 305, Don Mills, Ontario, M3C 2A2.

      Any notice herein provided for or given hereunder, if given by the Landlord to the Tenant shall be sufficiently given if delivered or mailed as aforesaid addressed to the Tenant at the demised premises.

Any notice mailed as aforesaid shall be conclusively deemed to have been given upon the date it was so delivered or if mailed, upon forty-eight (48) hours after such notice is mailed as aforesaid. Either Landlord or Tenant may, at any time give notice in writing to the other of any change of address of the party giving such notice. From and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. In the event of any labour dispute or postal disruption, any notice required to be sent by either party must be delivered by personal delivery.

22. Provided that at the option of the Landlord, this lease and everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Landlord with respect to the building of which the demised premises form part, by way of mortgage, and the Tenant hereby covenants and agrees that it will promptly, at any time and from time to time, as required by the Landlord during the term hereof, execute all documents and give all further assurances to this proviso as may be reasonably required to effectuate the postponement of its rights and privileges hereunder to the holder or holders of such charge or charges: provided, however, that no such subordination by the Tenant shall have the effect of permitting the holder or holders of any mortgage or lien, or other security, to disturb the occupation and possession by the Tenant of the demised premises, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this lease, and so long as the Tenant executes contemporaneously, a document of attornment required by any such mortgagee or other encumbrancer. If within ten (10) days after the request by the Landlord to the Tenant to execute the instruments or certificates to give effect to the foregoing, the Tenant has not executed the same, the Tenant irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates. The Landlord agrees to use its best efforts to obtain forthwith upon the execution hereof an agreement in writing from any existing mortgagee of the premises providing that the mortgagee will not disturb the possession of the Tenant notwithstanding any default under its mortgage providing the Tenant is not in default under its lease.

23. If any mechanics' or other liens or Order for the payment of money shall be filed against the demised premises by reason, or arising out of any labour or material, work or service furnished to the Tenant or to anyone claiming through the Tenant, the Tenant shall, within fifteen (15) days after notice to the Tenant of the filing thereof, cause the same to be discharged by bonding, deposit, payment, Court Order or otherwise. The Tenant shall defend all suits to enforce such lien or Order whether against the Tenant or the Landlord at the Tenant's own expense. The Tenant hereby indemnifies the Landlord against any expense or damage as a result of such lien or Order.

24. Notwithstanding anything to the contrary contained in this lease, if either party hereto is bona fide delayed or hindered in or, prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failures, restrictive governmental laws or regulations, riots, insurrections, sabotage, rebellion, wars, acts of God or other reason whether of a like nature or not, which is not the fault of the party delayed in performing work or doing acts required under the terms of this lease, then, the performance of such term, covenant or act is excused for the period of the delay and the parties so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Provided, however, the provisions of this paragraph do not operate to excuse the Tenant from the prompt payment of rent or any other payments required by this lease, unless the Tenant is delayed by the delay of the Landlord.

      Notwithstanding the foregoing, if, pursuant to the terms of this paragraph, the Tenant claims that it is delayed or restricted in the fulfilment of any of its obligations hereunder, prior to the provisions of this paragraph becoming applicable, the Landlord shall be entitled to attempt, on the Tenant's behalf, to perform such obligation at the Tenant's sole cost and expense. If the Landlord is unable to perform such obligation, then, the provisions of this paragraph shall apply.

25. If, at any time during the term hereby demised, any public body or paramount authority shall take or expropriate a portion of the common areas and facilities referred to in this lease or any portion of the demised premises not covered by buildings or structures or shall take or expropriate an easement or right or licence in the nature of an easement over, upon or under a portion of the said lands, and such taking or expropriation does not materially affect the Tenant's use or enjoyment of the demised premises, then the whole of the compensation awarded or settlement for the lands so taken or expropriated, whether fixed by agreement or otherwise shall be paid to or received by the Landlord and the Tenant hereby assigns, transfers and sets over unto the Landlord all the right, title and interest of the Tenant therein and thereto, and this lease shall thereafter continue to effect with respect to the demised premises without any abatement of rent.

      In the event that the taking or expropriation does materially affect the Tenant's use or enjoyment of the demised premises, the whole of the compensation awarded or settlement, whether fixed by agreement or otherwise, for the said lands so taken or expropriated, shall nevertheless be paid to the Landlord, but the rent thereafter payable by the Tenant shall abate accordingly, and, in addition thereto, after payment of the amount to which the Landlord is entitled as aforesaid, the Tenant shall be entitled to that portion of the award or compensation granted by the expropriating body relating or attributable to the Tenant's leasehold improvements and the value of the unexpired term of the Lease, including renewals, so taken or expropriated.

      If the Landlord and the Tenant shall be unable to agree, within thirty
(30) days after the amount of compensation, award or settlement as aforesaid has been fixed, as to whether such taking or expropriation materially affects the Tenant's use or enjoyment of the demised premises or as to the extent to which the rent shall abate, then the same shall be determined by a single arbitrator, if the parties can agree on one, and, failing such agreement, by a board of arbitration composed of three arbitrators, one to be chosen by each of the parties hereto and the third to be chosen by the two arbitrators selected by the parties. The determination of a majority of such arbitrators to be final and binding upon the parties hereto. Any such arbitration shall be carried out under the provisions of The Arbitrations Act of Ontario.

      In the event that such taking or expropriation so affects the demised premises as not to terminate this lease but as to require the reconstruction or replacement of some portion of the demised premises, such reconstruction or replacement shall be carried out at the Landlord's expense in a good and workmanlike manner and as expeditiously as reasonably practicable, provided the cost thereof does not exceed the amount of the compensation awarded or fixed by agreement or otherwise.

26. The Tenant covenants with the Landlord that the Tenant and its employees and all persons visiting or doing business with them on the demised premises shall be bound by and shall observe and perform the rules and regulations made hereafter by the Landlord of which notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated in and form part of this lease.

27. It is the intention of this lease that the said rentals herein provided to be paid shall be net to the Landlord and clear of all taxes (except the Landlord's income taxes), costs and charges arising from or relating to the demised premises and that the Tenant shall pay all charges, impositions and expenses of every nature and kind relating to the demised premises and the Tenant covenants with the Landlord accordingly.

28. Words importing the singular number only shall include the plural and vice-versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice-versa.

29. This indenture and everything herein contained shall extend to and bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) of each and every of the parties hereof, subject to the consent of the Landlord being obtained, as hereinbefore provided, to any assignment or sublease by Tenant and, where there is more than one Landlord or Tenant or where the Landlord or Tenant is a male, female or corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to Landlord may be exercised by either Landlord or its agents or representatives.

30. The Tenant covenants that it will not register nor cause to be registered the within lease against the registered title of the lands more particularly described in Schedule "B" hereto. It is understood, however, that in the event either Landlord or Tenant shall require notice or short form of such lease to be registered, then such notice or short form shall be prepared and registered at the expense of the Tenant and in accordance with the regulations governing such notice or short form of Lease as may appear from time to time under the provisions of The Land Titles Act, R.S.O. 1980 and amendments together with regulations and both parties agree to execute such notice or short form of Lease upon request.

31. The parties hereto acknowledge that the rental referred to in Paragraph 4 (annual) is based upon the rate of Three Dollars and Fifty Cents ($3.50) per square foot per annum during the period from and including August 6, 1986, to and including November 30, 1988, and Four Dollars and Twenty-Five Cents ($4.25) per square foot per annum during the period from and including December 1, 1988, to and including November 30, 1993, and 67,010 square feet of the demised premises. The parties agree that rental on the foregoing basis shall be adjusted retroactively to the Commencement Date of the term either upward or downward, as the case may be, based upon actual measurement of the demised premises as evidenced by written confirmation of the Landlord's architect, which, in that regard, shall be binding upon the parties hereto.

      The rental area of the demised premises, and any other area of the building which the demised premises forms a part, which is required to be measured pursuant to this lease shall be measured in accordance with the prevailing "American Standard" method of measurement and shall be further adjusted to include the Tenant's Proportionate Share of all mechanical and electrical rooms and all other common areas and facilities.

32. It is understood and agreed that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this lease, whether expressed or implied, either oral or written, except those set forth herein. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon the Landlord or the Tenant unless reduced in writing and signed by each of them. This lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

33. If any term, covenant or condition of this lease or the application thereof to any person or circumstance is to any extent held or rendered invalid or unenforceable, the remainder of this lease or the application of such term, covenant or condition to persons or circumstances other than those with respect to which it is held or rendered invalid, unenforceable or illegal is not affected thereby and continues to be applicable and enforceable to the full extent permitted by law.

34. Time shall be of the essence of this lease and each and every part thereof.

35. It is an expressed condition of this lease and the Landlord and the Tenant so agree and declare that the provisions of the

Planning Act of Ontario, and amendments thereto, be complied with as applicable in law.

36. During the term of this Lease or any renewal or extension thereof, in the event the Landlord decides to sell the building shown on Schedule "A" on an arms' length basis or it has available space in the said building which it wishes to lease, it agrees to notify the Tenant of its intention to sell or lease prior to listing the property with a real estate broker and to give the Tenant an opportunity to lease or purchase the space upon terms satisfactory to both parties.

37. The Tenant shall have the right, when not in default, to renew the lease on the same terms and conditions for one further term of three (3) years, upon the same terms and conditions save as to further renewal and save as to the rental rates, which will be mutually agreed upon, but in no case less than the lease rate paid in the last year of the term. The Tenant agrees to notify the Landlord in writing of its intent to renew at least one hundred and eighty (180) days prior to the expiration of the lease term. If the Landlord and the Tenant fail to agree upon such rates within one hundred and twenty (120) days prior to expiration of the term then the rental rate payable during the renewal period shall be determined by binding arbitration. In the event the Tenant elects to proceed with such arbitration proceedings then the arbitrator or arbitrators shall assess the rent during the renewal on the basis of rents for similar premises in the area excluding consideration of Tenant's trade fixtures or leasehold improvements. The arbitration procedure set out in clause 24 hereof shall be followed in this clause 37.

      IN WITNESS WHEREOF the parties hereto have hereunto affixed their corporate seals attested to by the hands of their duly authorized respective officers in that behalf, this 27th day of JUNE, 1986

SIGNED SEALED AND DELIVERED           SINFONIA INVESTMENT LIMITED

         in the presence of:          Per:  /signature/
                                          ---------------

                                      Per:  /signature/
                                          ---------------

                                      DELPHAX SYSTEMS

                                      Per:  /signature/
                                          ---------------

                                      Per:  /signature/
                                          ---------------

             RULES AND REGULATIONS FORMING PART OF THE WITHIN LEASE


1. The sidewalk, entry passages, elevators, fire escapes and common stairways shall not be obstructed by any of the tenants or used by them for any other purpose other than for ingress and egress to and from their respective demised premises. Tenants will not place or allow to be placed in the building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

2. Skylights and windows that reflect or admit 1ight into passageways and common areas of the building shall not be covered or obstructed by any of the tenants, and no awnings shall be put up without the written consent of the Landlord.

3. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by whose agents, servants or employees the same caused. Tenants shall not let the water run unless in actual use, nor shall they deface any part of the said building.

4. No tenant shall do or permit anything to be done in said premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health.

5. Tenants, their clerks or servants, shall not make or commit any improper noises in the building, lounge about doors or corridors or interfere in any way with the other tenants or those having business with them.

6. Nothing shall be thrown by the tenants, their clerks or servants out of windows or doors or down the passages, elevator shafts or skylights of the building.

7. No birds or animals shall be kept in or about the premises nor shall the tenants operate or permit to be operated any musical or sound producing instrument or device inside or outside the premises which may be heard outside the premises.

8. No one shall use the premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

9. The Landlord shall have the right:

      (a) to require all persons entering and leaving the building during such hours as the Landlord may reasonably determine to identify themselves to a watchman by registration or otherwise to establish their right to enter or leave; and

      (b) to exclude or expel any peddler or beggar at any time from the premises or the building.

10. All tenants must observe strict care not to allow their windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the building. Any injury or damaged caused to the building or appointments, furnishings, heating and other appliances, or to any other tenant or to the premises occupied by any other tenant, by reason of windows being left open, so as to admit rain or snow, or by interference with or neglect of the heating appliances, or by reason of any other misconduct or neglect upon the part of the Tenant or any other person or servant, subject to it, shall be made good by the Tenant in whose premises the neglect, interference, or misconduct occurred.

11. It shall be the duty of the respective tenants to assist and cooperate with the Landlord in preventing injury to the premises demised to them respectively.

12. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in said premises. Nothing shall be placed on the outside window sills or projections.

13. Furniture, effects and supplies shall not be taken into or removed from the premises, except at such time and in such manner as may be previously approved by the Landlord.

14. No bicycles or other vehicles shall be brought within the said building.

15. Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any part of the building shall not be taken into it without the written consent of the Landlord and the Landlord shall in all cases retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving them into or out of the building; the cost of repairing any damage done to the building by such moving or by keeping any such articles on the premises shall be paid by the Tenant.

16. The Tenant shall not place any additional lock upon any door of the building without the written consent of the Landlord.

17. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, mechanical or electrical apparatus or any other part of the building.

18. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the premises or the building or permit the delivery of any food or beverage to the premises without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the building for the purpose of delivering food or beverages to the premises.

19. Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the premises and the building except with the prior written consent of the Landlord and as it may direct.

20. The lining of all window, drapes facing the interior surface of the exterior windows shall be subject to the prior approval of the Landlord as to the color and material and the Tenant shall not hang and will remove any draperies which in the Landlord's opinion do not conform to any uniform scheme of window coverings established for the building.

21. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the premises and the building, and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their clerks and servants.

22. The Tenant agrees to the foregoing Rules and Regulations which are hereby made a part of this lease, and each of them, and agrees that for such persistent infraction of them, or any of them, as may in the opinion of the Landlord be calculated to annoy or disturb the quiet enjoyment of any other tenant, or for gross misconduct upon the part of the Tenant, or any one under it, the Landlord may declare a forfeiture and cancellation of the accompanying lease and may demand possession of the premises upon one week's notice.

23. The Landlord and the Tenant acknowledge and agree that any consent or approval required by either of the parties with respect to any of the rules and regulations contained herein, shall not be unreasonably withheld.

                             {SCHEDULE "A" Diagram}

                                  SCHEDULE "C"

                                 LANDLORD'S WORK

      The Landlord agrees to deliver the premises in a clean and broom-swept condition on the commencement date of the term and to cause Delamere & Williams Company Limited to remove all its equipment from the premises (and specifically from Unit 2) and to repair any damage caused by such removal. The Landlord shall, prior to Tenant's occupancy, repair the asphalt driveways around the premises and shall also repair to its original condition the doorway recently removed and enlarged by Delamere & Williams Company Limited to remove the bottling line machinery from the warehouse area to the office area.

      The Landlord undertakes at its expense to put the mechanical (including air conditioning and heating equipment), electrical and plumbing systems into a good state of repair at the commencement of the lease term and the Tenant shall have ten (10) days after the commencement of the lease term to notify the Landlord of any deficiencies, failing which the Tenant shall be deemed to have accepted such systems as being in a good state of repair.

                                  TENANT'S WORK

      The Tenant shall be permitted to bring to the demised premises all its chattels and to install all trade fixtures and leasehold improvements in the premises as are reasonably necessary for the carrying on of its business, provided that:

      (a) it obtains the prior written approval of the Landlord with respect to such plans and specifications for any such installations;

      (b) the Tenant will not bring upon the leased premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size or use might, in the opinion of the Landlord, damage the leased premises and it will not at any time overload the floors of the leased premises; it being understood that if any damage is caused to the leased premises by such overloading, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same; and

      (c) the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the leased premises and agrees that if any equipment installed, by the Tenant shall require additional utility facilities, same shall be installed if available, and subject to the Landlord's prior written approval (not to be unreasonably withheld or delayed), at the Tenant's sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.

                               (LEGAL DESCRIPTION)

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Mississauga, in the Regional Municipality of Peel, and being composed of part of Block H, according to a Plan filed in the Land Registry Office for the Land Titles Division of Peel as Number M-219, designated as Parts 3 and 7 on a Plan of Survey Record registered in the said Land Registry Office as Number 43R-6987.

RESERVING the rights set out in Instrument No. 234803; SUBJECT to an easement over that part of Block H, designated as Part 7 on Reference Plan 43R-6987, as set out in Instrument No. 207133.

being the whole of Parcel H-12 in the register for Section M-219.